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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 20, 2001

                            Zaxis International Inc.

        Delaware                   0-15476                  68-0080601
(State or other           Commission file number        IRS Identification
Jurisdiction of Incorporation)                               Number

                     1890 Georgetown Road, Hudson, OH 44236
              (Address of Principal Executive Offices) (zip code)

                                  330-650-0444
              (Registrant's telephone number, including area code)


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                            ZAXIS INTERNATIONAL INC.
                                   8K FILING


Item 5.           Other Events


The Board of Directors of Zaxis International Inc. announced the permanent appointment of Leonard P. Tannen to the position of President and Chief Executive Officer, effective December 15, 2001. Mr. Tannen had been appointed Interim President and Chief Executive Officer on November 10, 2001 upon the resignation of John Hrobsky. The Board of Directors simultaneously appointed Mr. Tannen to the Board of Directors.

Mr. Tannen has been associated with the company since May 2000 leading the sales and marketing efforts of Zaxis. Mr. Tannen has a Masters of Science Degree in Biochemical Engineering from M.I.T. and has extensive management experience operating manufacturing businesses in the biotechnology, non-prescription OTC and consumer products industries.
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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Zaxis International Inc.
                                            ------------------------
                                            (Registrant)


December 20, 2001                           BY: S/S Leonard Tannen
                                                ------------------------------
                                                Leonard Tannen, President &
                                                Chief Executive Officer